Exhibit 99.1

Hercules Technology Growth Capital Closes a Three-Year $300.0

Million Accordion Credit Facility

Extends $20.0 Million Credit Facility with Union Bank

Palo Alto, Calif., June 23, 2011 – Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC), the leading specialty finance company devoted to addressing the capital needs of venture capital and private equity-backed technology-related companies including clean technology, life science and lower middle market companies at all stages of development, today announced the completion of the renewal of its $300.0 million credit facility with a commitment of $75.0 million through Wells Fargo Capital Finance, LLC (“WFCF”). The facility contains an accordion feature in which the Company can increase the credit line up to an aggregate of $300.0 million funded by additional lenders who may join the facility with the agreement of WFCF and subject to other customary conditions. There can be no assurance that additional lenders will join the facility.

WFCF’s commitment of $75.0 million under this facility replaces a previous commitment of $50.0 million in capital through WFCF under the $300.0 million accordion WFCF credit facility. The revolving credit facility will expire on June 20, 2014. Hercules paid a closing fee of approximately $1.1 million related to the credit facility renewal.

Separately, the Company also announced an amendment to its $20.0 million revolving secured credit facility with Union Bank, N.A. The amendment extends the borrowing termination date to September 30, 2011 and the maturity date to December 31, 2011.

“We appreciate the support of these lenders and are pleased with the renewals and extensions made on these two credit facilities,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “These credit facilities combined with the gross proceeds from our recent $75.0 million convertible debt offering are expected to provide ample capital to fuel the continued expansion of our investment activities and the long-term growth of our investment portfolio.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and lower middle market companies at all stages of development. Since its founding in 2003, Hercules has committed over $2.2 billion in flexible financing solutions to over 160 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, ranging from $500,000 to $30 million, lines of credit to term loans. The company is headquartered in Palo Alto, CA and has additional offices in Massachusetts and Colorado. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060 HT-HN

info@htgc.com

Sally Borg, 650.289.3066

sborg@htgc.com